UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
February 16, 2024
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Explanatory Note

On February 20, 2024, The PNC Financial Services Group, Inc. (“PNC”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the appointment of Michael Lyons to serve as President of PNC. This Current Report on Form 8-K/A amends the Original 8-K to provide information required to be disclosed pursuant to Item 5.02(c)(3) that had not been determined at the time of the filing of the Original 8-K, as provided by Instruction 2 to Item 5.02. No other changes have been made to the Original 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2024, the Human Resources Committee of PNC’s Board of Directors (the “Committee”) approved an increase to Mr. Lyons’ 2024 target total compensation in connection with his appointment to President of PNC from $9,000,000 to $10,500,000, effective February 16, 2024. The Committee also approved a total compensation pay mix for Mr. Lyons of 65% long-term incentive compensation and 35% cash compensation. The Committee did not change Mr. Lyons’ annual base salary of $700,000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	May 24, 2024	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller